(SEE REVERSE SIDE FOR LEGEND)

NUMBER

W

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION DATE (DEFINED BELOW)

WARRANTS

~~CUSIP [illegible]~~

CUSIP 78636X 11 3

TRIO MERGER CORP.

WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a warrant or warrants (the "Warrant"), expiring at 5:00 p.m., New York City time, on the three year anniversary of the completion by Trio Merger Corp., a Delaware corporation (the "Company"), of an initial merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities (a "Business Combination"), to purchase one fully paid and non-assessable share of common stock, par value $.0001 per share ("Shares"), of the Company for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the Company's completion of a Business Combination, such number of Shares of the Company at the price of $7.50 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company, but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. In no event will the [illegible] required to net cash settle any warrant exercise. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term W[illegible] Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fracti[illegible] upon any exercise of a Warrant, the Company sh[illegible]uch exercise, round up or down to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the re[illegible] new [illegible]ertificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney d[illegible], the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the W[illegible] Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or oth[illegible]ge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of th[illegible] Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to call the Warrant at any time prior to its exercise with a notice of call in writing to the holders of record of the Warrant, giving at least 30 days' notice of such call, at any time while the Warrant is exercisable, if the last sale price of the Shares has been at least $12.50 per share on each of 20 trading days within any 30 trading day period (the "30-day trading period") ending on the third business day prior to the date on which notice of such call is given and if, and only if, there is a current registration statement in effect with respect to the Shares underlying the Warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption. The call price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.01 call price.

NAME CHANGED TO
SAExploration Holdings, Inc.

Dated

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, NJ)

BY

AS WARRANT AGENT

AUTHORIZED OFFICER

Trio Merger Corp.
CORPORATE
SEAL
2011
DELAWARE

By

CHAIRMAN

SECRETARY

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

____

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

____

____

____

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ____

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

____

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: ____________________

____
(SIGNATURE)

____
(ADDRESS)

____

____
(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sell, assign, and transfer unto

____

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

____

____

____

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ____

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

_______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and

appoint ____ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ____________________

____
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE NYSE AMEX, NEW YORK STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PROOF OF: JUNE 17, 2013 SAEXPLORATION HOLDINGS, INC. WO- 7114 BACK LOT 2
HOLLY GRONER 931-490-7660	OPERATOR: DKS
	NEW

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